Exhibit 99.1

1811 Bering Drive, Suite 200 Houston, Texas 77057

Company Contact: Jon C. Biro Phone: 713-351-4100 Fax: 713-335-2222 www.icopolymers.com

ICO, Inc. Announces Strong Preliminary Financial Results
For Fiscal Year and Fourth Quarter 2006

HOUSTON, TEXAS, December 6, 2006 - ICO, Inc. (NASDAQ: ICOC), global producer of custom polymer powders and plastic film concentrates, today announced its preliminary results for the fourth quarter and fiscal year ended September 30, 2006.

Restatement of Previously Reported Earnings per Share

The financial information presented in this press release includes restated earnings per share amounts. In the course of completing its year-end closing process and preparing its annual financial statements, the Company discovered an error in how the previously reported earnings per share were calculated. The Company erroneously failed to deduct undeclared and unpaid preferred stock dividends, beginning with the quarter ended March 31, 2003, that accrue to the liquidation preference of the Company’s outstanding preferred stock from net income in calculating earnings per share. These errors will require restatement of the Company’s previously reported financial statements for the three-year period ended September 30, 2005 and for each of the quarterly periods ended December 31, 2005, March 31, 2006, and June 30, 2006. The restatement does not impact the Company’s previously reported revenues, cash flow, net income or balance sheet components, but impacts the total amount of net income applicable to common stock and the basic and diluted income per share of common stock. The Company is also evaluating whether this error represents a material weakness in the Company’s system of internal controls which conclusion could impact management's report on the internal controls over financial reporting and the related opinion thereon of PricewaterhouseCoopers LLP.

Year-Over-Year Quarterly Comparison

•	Record revenues of $87.2 million and volume growth of 9%
•	Operating income up 120%
•	Earnings per share from continuing operations of $.11 ($.10 fully diluted)
•	85% of Preferred Stock repurchased at a $5.8 million discount to liquidation value subsequent to fiscal year-end 2006

Fourth quarter 2006 revenues reached an all time high of $87.2 million, an increase over the prior year of $16.0 million or 22%. This increase was primarily a result of higher average selling prices due to higher resin prices and strong product sales and service volume growth of 9% compared to the prior year quarter.

Gross profit improved $2.8 million or 21% compared to the same quarter last year. This improvement was caused by the growth in product sales and service volumes and improved feedstock margins (the difference between product sales revenues and raw material cost of sales). The growth in volumes was primarily the result of strong growth at Bayshore Industrial and, to a lesser extent, ICO Polymers North America. Gross margins were down slightly from 18.6% last year to 18.4% for the fourth quarter ended September 30, 2006 as a result of the effect of the higher selling prices on revenues.

Operating income improved $3.0 million or 120% to $5.5 million as a result of the gross profit improvement. Income tax expense rose from a benefit in the prior year of $0.8 million to a provision of $1.5 million in the current year as a result of the utilization of deferred tax assets and related reversal of valuation allowances in the prior year’s fourth quarter. Additionally, the 2006 fourth quarter income tax expense includes a $0.3 million ($.01/share) charge relating to a dividend of $6.4 million from the Company’s European operations.

In November 2006, the Company settled indemnity claims with National Oilwell Varco, Inc. for $7.5 million, which resulted in a pre tax charge to discontinued operations in the fourth quarter of fiscal 2006 of $2.1 million ($1.4 million after tax).

Fiscal Year 2006 vs. Fiscal Year 2005

•	Revenues of $324.3 million and volume growth of 9%
•	Income from continuing operations of $13.5 million for fiscal year 2006, an increase of 169%
•	Earnings per share from continuing operations of $.44 ($.43 fully diluted)

Fiscal year 2006 revenues, operating income and volumes grew substantially compared to the prior year. Revenues increased $27.7 million or 9% to $324.3 million as a result of the volume growth of 9% and an increase in selling prices mostly caused by higher raw material costs. The volume growth was a result of an increase in customer demand for new and existing products and services, primarily generated by the Company’s U.S. business segments.

As a result of the volume and revenue growth and the benefits of operating leverage, gross profit improved $9.6 million or 18% to $63.1 million and gross margins increased to 19.5%, from 18.0% in the prior year. An improvement in feedstock margins also contributed to the improved gross profit. Bayshore Industrial and ICO Polymers North America, the Company’s North American operations, reported the most significant gross profit improvements. Bayshore’s improvement was primarily caused by sales volume growth of 32% and an increase in specialty toll grinding business at ICO Polymers North America contributed to the gross profit improvement for that business segment.

Selling, general and administrative expenses (“SG&A”) declined $2.7 million or 7% due to a continual focus on controlling costs. The decline was a result of lower third party Sarbanes-Oxley implementation costs, professional legal fees and severance expenses.

Operating income grew $13.1 million or 160% to $21.3 million as a result of the gross profit improvement and SG&A decline. Income from continuing operations was $13.5 million, or $.44 per share ($.43 per share fully diluted) for the year ended September 30, 2006.

“We have just completed a very strong year for ICO Inc. Our volume growth of 9% was a big part of the improved results for the year,” stated the Company’s President and CEO, Mr. A. John Knapp, Jr. “In mid-September our new compounding plant at Bayshore Industrial went on line. We expect to continue organic growth in fiscal year 2007 with planned capital expenditures of approximately $12.0 million. We expect these investments, concentrated in our relatively high growth businesses, to generate very satisfactory returns for our shareholders. In addition to increased profits from our core operations, settling the Varco dispute in November, as well as the buyback of 85% of our Preferred Stock after fiscal year-end, has well positioned ICO to create value for the owners of the business.”

Balance Sheet and Liquidity

At September 30, 2006, the Company had $17.4 million in cash on hand, $43.5 million in debt, and $41.1 million of available borrowing capacity under committed credit facilities. As previously announced, in October, the Company entered into a new five-year Credit Agreement with KeyBank National Association and Wells Fargo Bank, National Association, establishing a $45.0 million domestic credit facility and terminated its existing $25.0 million senior credit facility with Wachovia Bank, National Association. In November 2006, the Company used existing cash on hand plus borrowings under the new credit facility to retire 85% of its outstanding Preferred Stock for total consideration of $28.4 million.

Reinstatement of Preferred Dividend

The Company’s Board of Directors has declared a dividend on its depositary shares, each representing ¼ of a share of its $6.75 convertible exchangeable preferred stock, of $.42 per Depositary Share payable to shareholders of record on December 22, 2006.

Conference Call on the Web

A live Internet broadcast of ICO, Inc.’s conference call regarding fiscal 2006 fourth quarter results can be accessed at 10:00 a.m. Central Standard Time on Wednesday, December 6, 2006 at www.firstcallevents.com, where the webcast replay will be archived. (Minimum requirements to listen to the broadcast are: The Windows Media Player software, downloadable free from http://www.microsoft.com/windows/windowsmedia/player/download/download.aspx and at least a 28.8Kbps connection to the Internet.)

Investors are invited to participate in the conference by dialing 847-619-6547, passcode 16254227.

About ICO, Inc.

With 18 locations in 9 countries, ICO Polymers produces custom polymer powders for rotational molding and other polymer related businesses, such as the textile, metal coating and masterbatch markets. ICO remains an industry leader in size reduction, compounding and other tolling services for plastic and non-plastic materials. ICO's Bayshore Industrial subsidiary produces specialty compounds, concentrates and additives primarily for the plastic film industry. Additional information about ICO, Inc. can be found on the Company’s website at www.icopolymers.com.

This press release contains forward-looking statements, which are not statements of historical facts and involve certain risks, uncertainties and assumptions. These include, but are not limited to, restrictions imposed by the Company’s outstanding indebtedness, changes in the cost and availability of polymers, demand for the Company's services and products, business cycles and other industry conditions, the Company’s lack of asset diversification, international risks, operational risks, and other factors detailed in the Company's form 10-K for the fiscal year ended September 30, 2005 and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

ICO, Inc.
Consolidated Statement of Operations
(Unaudited and in thousands, except per share data and percentages)

	Three Months Ended			Twelve Months Ended
	September 30,		June 30,	September 30,
		2005	2006		2005
	2006	(restated)	(restated)	2006	(restated)

Product Sales	$77,829	$63,764	$73,186	$289,163	$262,818
Toll Services	9,402	7,515	9,258	35,168	33,788
Total Revenues	87,231	71,279	82,444	324,331	296,606
Cost of sales and services (exclusive of depreciation shown
separately below)	71,193	58,001	66,330	261,228	243,140
Gross Profit (1)	16,038	13,278	16,114	63,103	53,466
Selling, general and administrative expense	8,621	8,832	8,278	34,284	37,001
Depreciation and amortization	1,885	1,786	1,917	7,386	7,772
Impairment, restructuring and other costs	-	145	-	118	488
Operating income	5,532	2,515	5,919	21,315	8,205
Other income (expense):
Interest expense, net	(490)	(628)	(505)	(2,091)	(2,836)
Other income (expense)	(238)	(128)	167	75	(149)
Income from continuing operations before income taxes	4,804	1,759	5,581	19,299	5,220
Provision (benefit) for income taxes	1,529	(812)	1,470	5,836	218
Income from continuing operations	3,275	2,571	4,111	13,463	5,002
Loss from discontinued operations, net of income taxes	(1,407)	(114)	(19)	(1,459)	(497)
Net income	$1,868	$2,457	$4,092	$12,004	$4,505
Undeclared Preferred Stock dividends	544	544	544	2,176	2,176
Net income applicable to common stock	$1,324	$1,913	$3,548	$9,828	$2,329

Basic income from continuing operations per common
share, as restated	$0.11	$0.08	$0.14	$0.44	$0.11
Basic net income per common share, as restated	$0.05	$0.08	$0.14	$0.38	$0.09

Diluted income from continuing operations per common
share, as restated	$0.10	$0.08	$0.13	$0.43	$0.11
Diluted net income per common share, as restated	$0.05	$0.07	$0.13	$0.37	$0.09

Gross Margin (2)	18.4%	18.6%	19.5%	19.5%	18.0%

Earnings per common share as previously reported:		Three Months Ended			Twelve Months Ended
		September 30,	June 30,		September 30,
		2005	2006		2005
Basic income from continuing operations per common share		$0.10	$0.16		$0.20
Basic net income per common share		$0.10	$0.16		$0.18

Diluted income from continuing operations per common share		$0.09	$0.14		$0.17
Diluted net income per common share		$0.08	$0.14		$0.15

(1) Calculated as Total Revenues minus costs of Sales and Services and is exclusive of Depreciation Expense.
(2) Calculated as Gross Profit divided by Total Revenues.

ICO, Inc.
Consolidated Balance Sheet
(Unaudited and in thousands, except share data and ratios)

	September 30,	September 30,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$17,427	$3,234
Trade receivables	67,742	57,132
Inventories	41,961	35,006
Deferred income taxes	2,195	2,579
Prepaid and other current assets	6,775	5,542
Total current assets	136,100	103,493

Property, plant and equipment, net	50,884	49,274
Goodwill	8,585	8,831
Other assets	2,392	2,657
Total assets	$197,961	$164,255

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings under credit facilities	$17,214	$8,989
Current portion of long-term debt	4,696	5,657
Accounts payable	35,809	31,387
Accrued salaries and wages	5,360	4,181
Income taxes payable	4,188	1,459
Other current liabilities	11,332	10,438
Total current liabilities	78,599	62,111

Long-term debt, net of current portion	21,559	18,993
Deferred income taxes	4,210	4,383
Other long-term liabilities	1,876	1,678
Total liabilities	106,244	87,165

Commitments and contingencies	-	-
Stockholders' equity:
Convertible exchangeable preferred stock, without par value-
345,000 shares authorized; 322,500 shares issued and
outstanding with a liquidation preference of $40,410
and $38,234, respectively	13	13
Undesignated preferred stock, without par value-
105,000 shares authorized; No shares issued and outstanding	-	-
Common stock, without par value- 50,000,000 shares
authorized; 25,792,168 and 25,544,997 shares issued
and outstanding, respectively	45,087	44,265
Additional paid-in capital	104,844	104,134
Accumulated other comprehensive loss	(154)	(1,245)
Accumulated deficit	(58,073)	(70,077)
Total stockholders' equity	91,717	77,090
Total liabilities and stockholders' equity	$197,961	$164,255

OTHER BALANCE SHEET DATA
Working capital	$57,501	$41,382
Current ratio	1.7	1.7
Total debt	$43,469	$33,639
Debt-to-capitalization	32.2%	30.4%

ICO, Inc.
Supplemental Segment Information
(Unaudited and in thousands, except percentages)

Revenues
Three Months Ended September 30:	2006	% of Total	2005	% of Total	Change	%
ICO Europe	$34,210	39%	$27,759	39%	$6,451	23%
ICO Courtenay - Australasia	13,291	15%	13,106	19%	185	1%
ICO Polymers North America	11,755	14%	10,220	14%	1,535	15%
ICO Brazil	2,407	3%	2,266	3%	141	6%
Total ICO Polymers	61,663	71%	53,351	75%	8,312	16%
Bayshore Industrial	25,568	29%	17,928	25%	7,640	43%
Consolidated	$87,231	100%	$71,279	100%	$15,952	22%

Twelve Months Ended September 30:	2006	% of Total	2005	% of Total	Change	%
ICO Europe	$129,372	40%	$126,986	43%	$2,386	2%
ICO Courtenay - Australasia	47,819	15%	47,670	16%	149	0%
ICO Polymers North America	44,834	14%	40,589	14%	4,245	10%
ICO Brazil	9,301	3%	8,283	3%	1,018	12%
Total ICO Polymers	231,326	72%	223,528	76%	7,798	3%
Bayshore Industrial	93,005	28%	73,078	24%	19,927	27%
Consolidated	$324,331	100%	$296,606	100%	$27,725	9%

Operating income (loss)
Three Months Ended September 30:	2006	2005	Change
ICO Europe	$1,090	$641	$449
ICO Courtenay - Australasia	712	1,033	(321)
ICO Polymers North America	1,320	257	1,063
ICO Brazil	(9)	(184)	175
Total ICO Polymers	3,113	1,747	1,366
Bayshore Industrial	3,964	2,504	1,460
Total Operations	7,077	4,251	2,826
General Corporate Expense	(1,327)	(1,703)	376
Unallocated stock option compensation	(218)	(33)	(185)
Consolidated	$5,532	$2,515	$3,017

Twelve Months Ended September 30:	2006	2005	Change
ICO Europe	$6,021	$4,201	$1,820
ICO Courtenay - Australasia	2,412	2,910	(498)
ICO Polymers North America	5,037	771	4,266
ICO Brazil	(459)	(951)	492
Total ICO Polymers	13,011	6,931	6,080
Bayshore Industrial	14,843	8,881	5,962
Total Operations	27,854	15,812	12,042
General Corporate Expense	(5,682)	(6,934)	1,252
Unallocated stock option compensation	(857)	(673)	(184)
Consolidated	$21,315	$8,205	$13,110

Operating income (loss) as a	Three Months Ended			Twelve Months Ended
percentage of revenues	September 30,			September 30,
	2006	2005	Increase/ (Decrease)	2006	2005	Increase/ (Decrease)
ICO Europe	3%	2%	1%	5%	3%	2%
ICO Courtenay - Australasia	5%	8%	(3%)	5%	6%	(1%)
ICO Polymers North America	11%	3%	8%	11%	2%	9%
ICO Brazil	0%	(8%)	8%	(5%)	(11%)	6%
Total ICO Polymers	5%	3%	2%	6%	3%	3%
Bayshore Industrial	16%	14%	2%	16%	12%	4%
Consolidated	6%	4%	2%	7%	3%	4%

ICO, Inc.
Supplemental Segment Information (cont'd.)
(Unaudited and in thousands, except percentages)

Revenues
	Three Months Ended
	September 30,		June 30,
	2006	% of Total	2006	% of Total	Change	%
ICO Europe	$34,210	39%	$35,181	43%	$(971)	(3%	)
ICO Courtenay - Australasia	13,291	15%	10,356	13%	2,935	28%
ICO Polymers North America	11,755	14%	12,261	15%	(506)	(4%	)
ICO Brazil	2,407	3%	2,072	2%	335	16%
Total ICO Polymers	61,663	71%	59,870	73%	1,793	3%
Bayshore Industrial	25,568	29%	22,574	27%	2,994	13%
Consolidated	$87,231	100%	$82,444	100%	$4,787	6%

Operating income (loss)
	Three Months Ended
	September 30, 2006	June 30, 2006	Change
ICO Europe	$1,090	$1,659	$(569)
ICO Courtenay - Australasia	712	340	372
ICO Polymers North America	1,320	1,862	(542)
ICO Brazil	(9)	(114)	105
Total ICO Polymers	3,113	3,747	(634)
Bayshore Industrial	3,964	3,720	244
Total Operations	7,077	7,467	(390)
General Corporate Expense	(1,327)	(1,361)	34
Unallocated stock option compensation	(218)	(187)	(31)
Consolidated	$5,532	$5,919	$(387)

Operating income (loss) as a percentage of revenues	Three Months Ended
	September 30, 2006	June 30, 2006		Increase/ (Decrease)
ICO Europe	3%	5%		(2%	)
ICO Courtenay - Australasia	5%	3%		2%
ICO Polymers North America	11%	15%		(4%	)
ICO Brazil	0%	(6%	)	6%
Total ICO Polymers	5%	6%		(1%	)
Bayshore Industrial	16%	16%		0%
Consolidated	6%	7%		(1%	)